Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Troy Meier and Annette Meier, and each of them, as that person’s true and lawful attorney-in-fact and agent with full power of substitution, for that person in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as that person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or that person’s substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ G. Troy Meier	Chief Executive Officer and Director	March 31, 2014
G. Troy Meier	(Principal Executive Officer)

/s/ Annette Meier	Chief Operating Officer and Director	March 31, 2014
Annette Meier	(President)

/s/ Christopher D. Cashion	Chief Financial Officer	March 31, 2014
Christopher D. Cashion	(Principal Financial Officer

/s/ Robert E. Iversen	Director Nominee	March 31, 2014
Robert E. Iversen

/s/ Terence Cryan	Director Nominee	March 31, 2014
Terence Cryan